As filed with the Securities and Exchange Commission on July 28, 1997

                                          Registration No. 333-
=====================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933



                            POLAROID CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                           04-1734655
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                Identification Number)

                           -------------------------
                            549 Technology Square
                          Cambridge, Massachusetts
                                   02139
                                (617) 386-2000

(Address, including zip code, of Registrant's principal executive office)


                             Polaroid Corporation
                     Polaroid Board of Directors Stock Plan
                            (Full title of the Plan)


                           Thomas M. Lemberg, Esq.
                           Senior Vice President,
                        General Counsel and Secretary
                            Polaroid Corporation
                            549 Technology Square
                        Cambridge, Massachusetts 02139
                                 (617) 386-2000

(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

Delaware                         04-1734655
(State or other jurisdiction     (I.R.S. Employer
of incorporation or              Identification Number)
organization)

                       549 Technology Square
                    Cambridge, Massachusetts
                             02139
                         (617) 386-2000

  (Address, including zip code,of Registrant's principal executive office)

                         Polaroid Corporation
                      Polaroid Board of Directors Stock Plan
                         (Full title of the Plan)


                        Thomas M. Lemberg, Esq.
                        Senior Vice President,
                     General Counsel and Secretary
                         Polaroid Corporation
                        549 Technology Square
                    Cambridge, Massachusetts 02139
                            (617) 386-2000
         (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)




Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.


                      CALCULATION OF REGISTRATION FEE
=======================================================================
Title of each   | Amount to be |  Proposed  |  Proposed  | Amount of
class of        | registered   |  maximum   |  maximum   | registration
securities to   |              |  offering  |  aggregate |     fee
be registered   |              |  price per | offering   |
                |              |  unit (a)  |  price (a) |
-----------------------------------------------------------------------
Common Stock,   |              |            |            |
$1.00 par value |              |            |            |
per share (b)   | 300,000 shs. |  $57.969   | $17,390,700|    $5,270
=======================================================================




(a) Only for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based on the average of the high and low sale prices on the New York Stock Exchange, Inc. on July 25, 1997 for securities of the same class as those to be delivered.

(b)  Represents Common Stock to be issued under Polaroid Board of
  Directors Stock Plan.

 PROSPECTUS





                              POLAROID CORPORATION
                          300,000 Shares of Common Stock
                           (par value $1.00 per share)

   This Prospectus relates to shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Polaroid Corporation (the "Company") issued to the non-employee members of the Company's Board of Directors, currently the persons named herein (the "Selling Stockholders") pursuant to the Polaroid Board of Directors Stock Plan (the "Plan"). This Prospectus relates to the re-offer and resale of such shares by the Selling Stockholders. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.
   All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the New York Stock Exchange, Inc. ("NYSE"), or otherwise, at prices and on terms then obtainable. See "Plan of Distribution."
   The Common Stock of the Company is traded on the NYSE under the symbol PRD. On July 28, 1997, the last reported sale price per share of the Company's Common Stock quoted on the NYSE was $60.25.









THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                         IS A CRIMINAL OFFENSE.



               The date of this Prospectus is July 28, 1997.

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                           AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.
Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information, including the Registration Statement and exhibits filed therewith, may be inspected at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's regional offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.
The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is (http://www.sec.gov). The Common Stock is listed on the NYSE and the Pacific Stock Exchange, Inc. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, NY. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the Company, 549 Technology Square, Cambridge, Massachusetts 02139.


             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

     a) Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997;
     b) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, dated March 20, 1997; and
     c) The description of the Company's Common Stock set forth in its Registration Statement on Form 10, and any amendment or report filed pursuant to Section 12 of the Exchange Act for the purpose of updating that description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Polaroid Corporation, Attention: Secretary, 549 Technology Square, Cambridge, Massachusetts, 02139, telephone number (617) 386-2000.

                             THE COMPANY

     The Company, a Delaware corporation, was founded in 1937 and, together with its subsidiaries, achieved sales in 1996 of approximately $2.3 billion. The Company's principal executive offices are located at 549 Technology Square, Cambridge, Massachusetts 02139, and its telephone number is (617) 386-2000.

     The Company designs, manufactures and markets worldwide a variety of products, including more than 50 different types of film and over 100 types of photographic equipment including photographic cameras, videotapes, light polarizing filters and lenses and specialized equipment designed for a broad range of applications in photographic imaging. In addition, the Company is expanding its role in the market for digital imaging products. The Company's digital imaging products are marketed worldwide primarily for medical, graphic art and other business applications.



                       SECURITIES OFFERED HEREBY

     This Prospectus relates to up to 300,000 shares of Common Stock that have been and may be delivered to participants under the Plan, some of which may be offered from time to time hereby by the Selling Stockholders.



                            USE OF PROCEEDS

The shares of Common Stock offered hereby may be sold by the Selling Stockholders. The Company will not receive any of the proceeds from such sales.

                            SELLING STOCKHOLDERS

     The following table sets forth certain information as of June 30, 1997 concerning the ownership of Common Stock by the current Selling Stockholders which has been awarded under this Plan. The Selling Stockholders may sell some or all of the shares distributed or that may be distributed under the Plan pursuant to this Prospectus, until such time as such shares become available for resale without registration according to the terms of Rule 144(k) under the Securities Act. Inclusion of these individuals in the following list does not constitute an acknowledgment by the Company or by any of these individuals that any one of these persons is an affiliate (as that term is defined in Rule 144(a) or any other securities law or regulation) of the Company. None of the current Selling Stockholders either individually or as a member of a group beneficially owns 1% or more of the outstanding shares of the Company's Common Stock.

        Name             Position or              Number of Shares
                        Relationship             of Common Stock
                      with the Company         Available to be Sold
                                                   Under the Plan
                                                 as of June 30, 1997*

        Ralph E. Gomory     Director                    1710
        Frank S. Jones      Director                    1710
        John W. Loose       Director                    1710
        Albin F. Moschner   Director                    1710
        Henry Necarsulmer   Former Director              210
        Kenneth H. Olsen    Director                    1710
        Lester Pollack      Former Director              210
        Charles P. Slichter Former Director              210
        Ralph Z. Sorenson   Director                    1710
        Delbert C. Staley   Director                    1710
        Bernee D.L. Strom   Director                    1710
        Alfred M. Zeien     Director                    1710

* Stock options issued under the Plan generally have a one year vesting period.



                          PLAN OF DISTRIBUTION

  The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions which may involve crosses or block transactions (A) on the NYSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of NYSE or such exchanges, or (B) other than on such exchanges, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.


             INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, except for liability with respect to an illegal dividend or stock repurchase or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

  The Company's By-Laws provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The Company's By-Laws also provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties to the relevant legal proceedings, independent legal counsel or the stockholders determine that the director acted under such standards.

  The Company's By-Laws further provide that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by the By-Laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company is empowered to purchase and maintain insurance on behalf of a person who is or was acting in any of the capacities set forth above against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him or her against such Liabilities under the By-Laws.

  Section 145 of the DGCL similarly provides for indemnification by the Company of its directors and officers and certain other persons.

  The Company maintains policies of insurance under which directors, officers and certain employees of the Company and its subsidiaries are insured, subject to certain specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.





  TABLE OF CONTENTS

                                           Page

Available Information                        2

Incorporation of Certain Documents
  By Reference                               2

The Company                                  3

Securities Offered Hereby                    3

Use of Proceeds                              3

Selling Stockholders                         3

Plan of Distribution                         4

Indemnification of Directors and Officers    4





                           300,000 Shares




                              POLAROID
                             CORPORATION


                           Common Stock











                              _______________
                                PROSPECTUS
                               July 28, 1997
                              _______________

                                  PART II


                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

  The following documents, previously filed by Polaroid Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this Registration Statement:

    (a)  Quarterly Report on Form 10-Q for the quarter year ended
  March 30, 1997, dated May 12, 1997;

    (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, dated March 20, 1997; and

    (c) The description of the Company's Common Stock set forth in its Registration Statement on Form 10, and any amendment or report filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the purpose of updating that description.

    (d) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31,1996

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

  The Common Stock of the Company is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

  Certain legal matters in connection with any original issuance of Common Stock offered hereby are being passed upon for the Company by Thomas M. Lemberg, Esq., Senior Vice President, General Counsel and Secretary of the Company. As a result of Mr. Lemberg's participation in the Polaroid 1993 Stock Incentive Plan, he currently owns options to purchase 60,400 shares of Common Stock. None of these options are currently exercisable.

Item 6. Indemnification of Directors and Officers

  As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, except for liability with respect to an illegal dividend or stock repurchase or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

  The Company's By-Laws provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  The Company's By-Laws also provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties to the relevant legal proceedings, independent legal counsel or the stockholders determine that the director acted under such standards.

  The Company's By-Laws further provide that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by the By-Laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company is empowered to purchase and maintain insurance on behalf of a person who is or was acting in any of the capacities set forth above against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him or her against such Liabilities under the By-Laws.

  Section 145 of the DGCL similarly provides for indemnification by the Company of its directors and officers and certain other persons.

  The Company maintains policies of insurance under which directors, officers and certain employees of the Company and its subsidiaries are insured, subject to certain specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.



Item 7. Exemption from Registration Claimed

  Shares of Common Stock previously issued to participants under the Plan were so issued in reliance upon Section 4(2) of the Securities Act.



Item 8. Exhibits

  The following exhibits are filed as part of this Registration
Statement:

  4.1(a)  Amendment to Polaroid Corporation Restated Certificate of
               Incorporation as of June 2, 1989. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(d) to Polaroid Corporation Form 10-K (the "10-K") for the year ended December 31, 1996 is hereby incorporated herein by reference.)

  4.1(b)  Amendment to Polaroid Corporation Restated Certificate of
               Incorporation (Certificate of Designation of Series D Cumulative Convertible Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(e) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.1(c)  Amendment to Polaroid Corporation Restated Certificate of
               Incorporation (Certificates of Elimination of Series B Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Pay-In-Kind Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(f) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.2  By-Laws of Polaroid Corporation amended and restated as of
               February 1, 1994. (The By-Laws amended and restated filed as Exhibit 3.2 to Polaroid Corporation Form 10-K are hereby incorporated herein by reference.)

  4.3(a)  Rights Agreement dated as of September 9, 1986 between
               Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Rights Agreement filed as Exhibit 4.1 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(b)  First Amendment dated as of August 16, 1988 to Rights
               Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust
               Company, as Rights Agent.  (The First Amendment filed as
               Exhibit 4.2 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(c)  Second Amendment dated as of September 14, 1988 to Rights
               Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Second Amendment filed as Exhibit 4.3 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(d)  Supplemental Rights Agreement and Third Amendment dated as of January 30, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Supplemental Rights Agreement and Third Amendment filed as Exhibit 4.4 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(e)  Fourth Amendment dated as of February 21, 1989 to Rights
               Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Fourth Amendment filed as Exhibit 4.5 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(f)  Supplemental Rights Agreement and Fifth Amendment dated as of October 7, 1991 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent. (The Supplemental Rights Agreement and Fifth Amendment filed as Exhibit 4.6 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(g)  Sixth Amendment (previously designated as the Fifth
               Amendment) dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Sixth Amendment (previously designated as the Fifth Amendment) filed as Exhibit 4.7 to Polaroid Corporation's Form 10-K is hereby incorporated herein by reference.)

  4.3(h)  Amendment dated as of June 30, 1993 to the Fifth Amendment dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Amendment to the Sixth Amendment filed as Exhibit 4.8 to Polaroid Corporation's Form 10-K (Supplemental to Amendment No. 5 and redesignation thereof as Amendment No. 6 to the Form 8-A filed on September 15, 1986) is hereby incorporated herein by reference.)

  4.4  Indenture dated as of December 15, 1991 between Polaroid
               Corporation and The First National Bank of Boston, as Trustee, including form of Note. (The Indenture filed as Exhibit 4.9 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.5  Indenture dated as of January 9, 1997 between Polaroid
               Corporation and State Street Bank and Trust Company, as Trustee, including Form of Note. (The Indenture filed as Exhibit 4 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.)

  4.6  The Polaroid Board of Directors Stock Plan, effective January
               1, 1997.   (The Plan filed as Exhibit 10.2 to Polaroid
               Corporation Form 10-Q for the quarter year ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.)

  5  Opinion of Thomas M. Lemberg regarding the legality of original issuance of the Common Stock.

  15  Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.

  23.1  Consent of KPMG Peat Marwick LLP.

  23.2  Consent of Thomas M. Lemberg (included in Exhibit 5.)

  24  Power of Attorney.

_________________________


Item 9. Undertakings

The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement).

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES



  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of July, 1997.



                                  Polaroid Corporation
                                        (Registrant)


                                By /S/ Gary T. DiCamillo
                                 ------------------------
                                  Gary T. DiCamillo
                                  Chairman of the Board  and
                                  Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as indicated this 28th day of July, 1997.




  Signature                                       Title
  ---------                                       -----

/s/ Gary T. DiCamillo                     Chairman of the Board, Chief
-----------------------------             Executive Officer and Director
Gary T. DiCamillo                          (principal executive officer)

/s/ William J. O'Neill, Jr.               Executive Vice President and
----------------------------              Chief Financial Officer
*William J. O'Neill, Jr.                  (principal finance officer)
   (Attorney in Fact)

/s/ Carl L. Lueders                        Vice President and
----------------------------               Controller
Carl L. Lueders                            (principal accounting officer)

____________*______________                Director
Ralph Gomory

____________*______________                Director
Frank S. Jones

____________*______________                Director
John W. Loose

____________*______________                Director
Albin F. Moschner

____________*______________                Director
Kenneth H. Olsen

____________*______________                Director
Ronald F. Olsen

____________*______________                Director
Ralph Z. Sorenson

____________*______________                Director
Delbert C. Staley

____________*______________                Director
Bernee D.L. Strom

____________*______________                Director
Alfred M. Zeien

* William J. O'Neill signed as Attorney in Fact

                       INDEX TO EXHIBITS

Exhibit Number             Description


4.1(a)  Amendment to Polaroid Corporation Restated Certificate of
                         Incorporation as of June 2, 1989.  (The
                         Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(d) to Polaroid Corporation Form 10-K (the "10-K") for the year ended December 31, 1996 is hereby incorporated herein by reference.)

4.1(b)  Amendment to Polaroid Corporation Restated Certificate of
                         Incorporation (Certificate of Designation of
                         Series D Cumulative Convertible Preferred
                         Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(e) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.1(c)  Amendment to Polaroid Corporation Restated Certificate of
                         Incorporation (Certificates of Elimination of Series B Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Pay-In-Kind Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(f) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.2  By-Laws of Polaroid Corporation amended and restated as of
                         February 1, 1994. (The By-Laws amended and restated filed as Exhibit 3.2 to Polaroid Corporation Form 10-K are hereby incorporated herein by reference.)

4.3(a)  Rights Agreement dated as of September 9, 1986 between Polaroid
                         Corporation and Morgan Shareholder Services
                         Trust Company, as Rights Agent.  (The Rights
                         Agreement filed as Exhibit 4.1 to Polaroid
                         Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(b)  First Amendment dated as of August 16, 1988 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The First Amendment filed as Exhibit 4.2 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(c)  Second Amendment dated as of September 14, 1988 to Rights
                         Agreement dated as of September 9, 1986
                         between Polaroid Corporation and Morgan
                         Shareholder Services Trust Company, as Rights Agent. (The Second Amendment filed as Exhibit
                         4.3 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(d)  Supplemental Rights Agreement and Third Amendment dated as of
                         January 30, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Supplemental Rights Agreement and Third Amendment filed as Exhibit 4.4 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(e)  Fourth Amendment dated as of February 21, 1989 to Rights
                         Agreement dated as of September 9, 1986
                         between Polaroid Corporation and Morgan
                         Shareholder Services Trust Company, as Rights Agent. (The Fourth Amendment filed as Exhibit
                         4.5 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(f)  Supplemental Rights Agreement and Fifth Amendment dated as of
                         October 7, 1991 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent. (The Supplemental Rights Agreement and Fifth Amendment filed as Exhibit 4.6 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(g)  Sixth Amendment (previously designated as the Fifth Amendment)
                         dated as of March 23, 1993 to the Rights
                         Agreement dated as of September 9, 1986
                         between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Sixth Amendment (previously designated as the Fifth Amendment) filed as Exhibit 4.7 to Polaroid Corporation's Form 10-K is hereby incorporated herein by reference.)

4.3(h)  Amendment dated as of June 30, 1993 to the Fifth Amendment dated as of March 23, 1993 to the Rights
                         Agreement dated as of September 9, 1986
                         between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Amendment to the Sixth Amendment filed as
                         Exhibit 4.8 to Polaroid Corporation's Form 10-K (Supplemental to Amendment No. 5 and redesignation thereof as Amendment No. 6 to the Form 8-A filed on September 15, 1986) is hereby incorporated herein by reference.)

4.4  Indenture dated as of December 15, 1991 between Polaroid
                         Corporation and The First National Bank of
                         Boston, as Trustee, including form of Note.
                         (The Indenture filed as Exhibit 4.9 to
                         Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.5  Indenture dated as of January 9, 1997 between Polaroid Corporation and State Street Bank and Trust Company, as
                         Trustee, including Form of Note.  (The
                         Indenture filed as Exhibit 4 to Polaroid
                         Corporation Form 10-Q for the quarter ended
                         March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.


4.6  The Polaroid Board of Directors Stock Plan, effective January 1,
                         1997.  (The Plan filed
                         as Exhibit 10.2 to Polaroid Corporation on
                         Form 10-Q for the quarter year ended March 30, 1997, dated May 12, 1997 is hereby incorporated by reference).

5  Opinion of Thomas M. Lemberg regarding the legality of original issuance of the Common Stock.

15  Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.

23.1  Consent of KPMG Peat Marwick LLP.

23.2  Consent of Thomas M. Lemberg (included in Exhibit 5).

24  Power of Attorney.
_________________________